Exhibit 10.12

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 2nd day of March, 2016, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and APIGEE CORPORATION, a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 17, 2014 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) add a non-formula advance sublimit to the Revolving Line, (ii) increase the Revolving Line, (iii) make a supplemental term loan to Borrower in the original principal amount of Two Million Six Hundred Forty-Eight Thousand Two Hundred Thirty-Two and  72⁄100 Dollars ($2,648,232.72) which will refinance the Term Loan and Existing Equipment Term Loan in their entirety, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Outstanding Obligations under Term Loan and Existing Equipment Term Loan. Borrower and Bank agree that as of the First Amendment Effective Date, the outstanding principal balance of the (i) Term Loan is One Million Eight Hundred Sixty-Six Thousand Six Hundred Sixty-Six and  72⁄100 Dollars ($1,866,666.72) and (ii) Existing Equipment Term Loan is Six Hundred Twenty-Five Thousand and  14⁄100 Dollars ($625,000.14). Borrower represents and warrants to Bank that all of such sums are due and owing Bank, without offset or defense of any kind or nature and in the event Borrower has any offsets or defenses thereto, Borrower hereby irrevocably waives all such offsets and defenses. Borrower acknowledges and agrees that (i) from and after the First Amendment

Effective Date, there is no further availability to borrow under the Term Loan, and (ii) there is no further availability to borrow under the Existing Equipment Term Loan. Borrower shall, on the First Amendment Effective Date and in conjunction with Borrower’s execution of this Amendment, use the proceeds from the Supplemental Term Loan (as hereinafter defined) to repay in full in cash all of the Obligations owing to Bank under the Term Loan (including, without limitation, the amount of the “Final Payment” due to Bank under the Term Loan in the amount of One Hundred Fifty-Six Thousand Two Hundred Fifty Dollars ($156,250)) and Existing Equipment Term Loan.

2.2 Section 2.1.1 (Revolving Advances).

(a) Section 2.1.1(c) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c) Early Termination. The Revolving Line may be terminated prior to the Revolving Line Maturity Date as follows: (i) subject to the terms and conditions of Section 12.1, by Borrower, effective three (3) Business Days after written notice of termination is received by Bank; or (ii) by Bank at any time from and after the occurrence and during the continuance of an Event of Default, without notice, effective immediately.

(b) Section 2.1.1 of the Loan Agreement is hereby amended by adding the following section immediately after Section 2.1.1(c) as Section 2.1.1(d):

(d) Non-Formula Advance Sublimit. Subject to the terms and conditions of this Agreement, as part of the Revolving Line, Bank shall make non-formula advances (each, a “Non-Formula Advance” and collectively, the “Non-Formula Advances”) available to Borrower in an aggregate amount not to exceed the Non-Formula Amount. The dollar amount of each Non-Formula Advance shall at all times reduce the amount otherwise available for Advances under the Revolving Line.

2.3 Section 2.1 (Promise to Pay). Section 2.1 of the Loan Agreement is hereby amended by adding the following section immediately after Section 2.1.3 as Section 2.1.4:

2.1.4 Supplemental Term Loan.

(a) Availability. Bank shall make a single supplemental term loan available to Borrower on or about the First Amendment Effective Date (the “Supplemental Term Loan”) not exceeding the Supplemental Term Loan Commitment. The proceeds of the Supplemental Term Loan shall be used to refinance and replace the Term Loan (including without limitation, the Final Payment) and the Existing Equipment Term Loan in their entirety. After repayment, the Supplemental Term Loan may not be reborrowed.

(b) Repayment. Commencing on April 1, 2016 and continuing on the first (1st) calendar day of each month thereafter, Borrower shall make twenty-four (24) consecutive equal monthly payments of principal, in an amount which would fully amortize the outstanding Supplemental Term Loan, over the Supplemental Term Loan

Repayment Period, plus accrued and unpaid interest (each, a “Supplemental Term Loan Payment”). All unpaid principal and accrued and unpaid interest on the Supplemental Term Loan is due and payable in full on the Supplemental Term Loan Maturity Date.

(c) Prepayment.

(i) Mandatory Prepayment Upon an Acceleration. If the Supplemental Term Loan is accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of (A) all accrued and unpaid interest with respect to the Supplemental Term Loan through the date the prepayment is made, plus (B) all unpaid principal with respect to the Supplemental Term Loan, plus (C) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Supplemental Term Loan, including interest at the Default Rate with respect to any past due amounts.

(ii) Permitted Prepayment. So long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the Supplemental Term Loan advanced by Bank under this Agreement, provided Borrower (A) delivers written notice to Bank of its election to prepay the Supplemental Term Loan at least three (3) days prior to such prepayment, and (B) pays, on the date of such prepayment (i) all accrued and unpaid interest with respect to the Supplemental Term Loan through the date the prepayment is made, (ii) all unpaid principal with respect to the Supplemental Term Loan, and (iii) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Supplemental Term Loan, including interest at the Default Rate with respect to any past due amounts.

2.4 Section 2.2 (Overadvances). Section 2.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.2 Overadvances. If, at any time, the outstanding principal amount of any Formula Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Formula Overadvance”). If, at any time, the outstanding principal amount of any Non-Formula Advances exceeds the Non-Formula Amount, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Non-Formula Overadvance”). If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, plus the Non-Formula Amount, Borrower shall immediately pay to Bank in cash such excess (the “Revolving Facility Overadvance”; together with the Formula Overadvance and the Non-Formula Overadvance, collectively, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.5 Section 2.3 (Payment of Interest on the Credit Extensions).

(a) Section 2.3(a)(i) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate, plus one-half of one percent (0.50%), which interest shall be payable monthly in accordance with Section 2.3(d) below.

(b) Section 2.3 of the Loan Agreement is hereby amended by adding the following section immediately after Section 2.3(a)(iii) as Section 2.3(a)(iv):

(iv) Supplemental Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Supplemental Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate, plus one-quarter of one percent (0.25%), which interest shall be payable monthly in accordance with Section 2.1.4(b) above and Section 2.3(d) below.

2.6 Section 2.4 (Fees).

(a) Section 2.4(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Revolving Line Anniversary Fee. A fully earned, non-refundable anniversary fee of Twenty-Five Thousand Dollars ($25,000) upon each anniversary of the First Amendment Effective Date;

(b) Section 2.4(c) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c) Reserved;

(c) Section 2.4(e) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(e) Unused Revolving Line Facility Fee. Payable monthly in arrears on the last day of each month occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one-tenth of one percent (0.10%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding; and

2.7 Section 6.2 (Financial Statements, Reports, Certificates). Sections 6.2(a), (b), (c), and (d) of the Loan Agreement are hereby amended by deleting them in its entirety and replacing them with the following:

(a) Borrowing Base Reports. Within forty-five (45) days after the last day of each (i) fiscal quarter when Borrower’s Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances and (ii) month at all other times, aged listings of accounts receivable and accounts payable (by invoice date) (the “Borrowing Base Reports”);

(b) Borrowing Base Certificate. Within forty-five (45) days after the last day of each (i) fiscal quarter when Borrower’s Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances and (ii) month at all other times, and together with the Borrowing Base Reports, a duly completed Borrowing Base Certificate signed by a Responsible Officer;

(c) Periodic Financial Statements; Bookings Report. (1) Within forty-five (45) days after the last day of each (i) fiscal quarter when Borrower’s Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances and (ii) month at all other times, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month, certified by a Responsible Officer and in a form acceptable to Bank (the “Periodic Financial Statements”) and (2) within forty-five (45) days after the last day of each fiscal quarter, a Bookings report, certified by a Responsible Officer and in a form acceptable to Bank;

(d) Periodic Compliance Certificate. Within forty-five (45) days after the last day of each (i) fiscal quarter when Borrower’s Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances and (ii) month at all other times, and together with the Periodic Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;

2.8 Section 6.7 (Financial Covenants). Section 6.7 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

6.7 Financial Covenants. Maintain at all times on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Adjusted Quick Ratio. Tested as of the last day of each (i) fiscal quarter when Borrower’s Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances and (ii) month at all other times, an Adjusted Quick Ratio of at least 1.75 to 1.00.

(b) Minimum Revenue. Tested as of the last day of each fiscal quarter, minimum revenue under GAAP, measured for the trailing period specified below, of at least the following amounts at the following times:

Trailing Period	Minimum Revenue
Trailing 6 month period ending January 31, 2016	$35,000,000
Trailing 9 month period ending April 30, 2016	$54,000,000
Trailing 12 month period ending July 31, 2016	$74,750,000

Commencing with the quarter ending October 31, 2016 and as of the last day of each quarter thereafter, the minimum revenue financial covenant set forth in this Section shall be calculated based on Borrower’s projected performance as set forth in Borrower’s annual financial projections approved by Borrower’s Board of Directors and delivered to Bank in accordance with Section 6.2(i), and subject to the terms and conditions herein, such covenant shall be set in a manner (but not in amounts) consistent with the covenant set as of First Amendment Effective Date through the fiscal quarter ending on July 31, 2016 (the “Updated Minimum Revenue Covenant”). In furtherance of the immediately preceding sentence, Borrower hereby acknowledges and agrees that the criteria used to calculate the Updated Minimum Revenue Covenant may be adjusted by Bank in its good faith business judgment to take into consideration any material circumstances which could reasonably be expected to have a material impact on the financial condition of the Borrower and its Subsidiaries, taken as a whole. Borrower’s failure to reach an agreement with Bank on the Updated Minimum Revenue Covenant and to execute and deliver to Bank an amendment to this Agreement which provides the terms for such Updated Minimum Revenue Covenant no later than October 31, 2016 shall constitute an immediate Event of Default under this Agreement.

2.9 Section 6.10 (Access to Collateral; Books and Records). Section 6.10 of the Loan Agreement is hereby amended by deleting the reference therein to “Three Thousand Dollars ($3,000)” and replacing it with “Five Thousand Dollars ($5,000)”.

2.10 Section 7.2 (Changes in Business, Management, Ownership, or Business Locations). Clause (i) of Section 7.2(c) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c)(i) [Reserved]; or

2.11 Section 7.7 Distributions; Investments. Clause (a)(iii) of Section 7.7 is hereby amended by deleting it in its entirety and replacing it with the following:

(iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Four Hundred Thousand Dollars ($400,000) per fiscal year, and Borrower may repurchase capital stock to the extent that is deemed to occur in connection with the exercise of stock options or warrants by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; and

2.12 Section 8.1 (Payment Default). Section 8.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

8.1 Payment Default. Borrower fails to (i) make any payment of principal or interest on any Credit Extension when due, or (ii) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, Existing Equipment Term Loan Maturity Date, Term Loan Maturity Date, or the Supplemental Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (ii) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

2.13 Section 8.6 (Other Agreements). Clause (b) of Section 8.6 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b) [Reserved];

2.14 Section 13 (Definitions).

(a) The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities minus Deferred Revenue.

“Advance” or “Advances” means an advance (or advances) under the Revolving Line including any Formula Advance and Non-Formula Advance.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the sum of the amount available under the Borrowing Base plus the Non-Formula Amount minus (b) the outstanding principal balance of any Advances.

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, plus (b) the greater of (i) thirty percent (30%) of Eligible Foreign Accounts or (ii) Six Million Dollars ($6,000,000), as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank has the right to decrease the foregoing percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Credit Extension” is any Advance, Overadvance, Existing Equipment Term Loan Advance, Term Loan Advance, the Supplemental Term Loan, or any other extension of credit by Bank for Borrower’s benefit.

“Permitted Acquisition” means any Acquisition(s) in which: (a) the Borrower’s board of directors has approved the Acquisition; (b) the Person so acquired (the “Target”) is in a similar line of business of Borrower or a business reasonably related thereto; (c) after the consummation of the Acquisition, either (i) the Borrower is the sole surviving and controlling corporation, or (ii) the surviving corporation is a wholly-owned Subsidiary of Borrower or becomes a wholly-owned Subsidiary of Borrower and in either case complies with the requirements set forth in Section 6.11 above; (d) the Acquisition is not a hostile acquisition; (e) at the time of the Acquisition and after giving effect to the Acquisition, there shall not exist any Event of Default under this Agreement or any of the Loan Documents; and (f) after giving effect to such Acquisition, the Borrower will remain in compliance with any financial covenants set forth in this Agreement on a pro-forma basis.

“Quick Assets” is, on any date, Borrower’s unrestricted cash not subject to any Lien securing Indebtedness (other than Obligations owing to Bank) and Cash Equivalents and net billed accounts receivable.

“Revolving Line” is an aggregate principal amount equal to Twenty-Five Million Dollars ($25,000,000).

“Revolving Line Maturity Date” is October 31, 2019.

(b) Clause (v) of the definition of “Eligible Accounts” is hereby amended in its entirety and replaced with the following:

(v) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing in its sole discretion on a case-by-case basis; and

(c) The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 to the Loan Agreement as follows:

“AQR Threshold” means an Adjusted Quick Ratio of 2.25 to 1.00, as determined by Bank in its sole discretion.

“First Amendment Effective Date” is March 2, 2016.

“Formula Advance” or “Formula Advances” means any Advance (or advances) under the Revolving Line other than Non-Formula Advances.

“Formula Overadvance” is defined in Section 2.2.

“Non-Formula Advance” or “Non-Formula Advances” is defined in Section 2.1.1(d).

“Non-Formula Amount” is an aggregate principal amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000).

“Non-Formula Overadvance” is defined in Section 2.2.

“Revolving Facility Overadvance” is defined in Section 2.2.

“Supplemental Term Loan” is defined in Section 2.1.4(a).

“Supplemental Term Loan Commitment” is an aggregate original principal amount of up to Two Million Six Hundred Forty-Eight Thousand Two Hundred Thirty-Two and  72⁄100 Dollars ($2,648,232.72).

“Supplemental Term Loan Maturity Date” is March 1, 2018.

“Supplemental Term Loan Payment” is defined in Section 2.1.4(b).

“Supplemental Term Loan Repayment Period” is a period of time equal to twenty-four (24) consecutive months commencing on April 1, 2016.

“Unused Revolving Line Facility Fee” is defined in Section 2.4(e).

(c) The defined terms “Early Termination Fee”, “Good Faith Deposit”, “Key Person”, “Liquidity Ratio” and “Monthly Financial Statements”, and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and all occurrences of and references to such terms in the Loan Agreement are hereby deleted in their entirety and from and after the date hereof shall be of no further force and effect under the Loan Agreement.

2.15 Borrowing Base Certificate. Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto. From and after the First Amendment Effective Date, all references in the Loan Agreement to the Borrowing Base Certificate shall be deemed to refer to Exhibit B attached hereto.

2.16 Compliance Certificate. Exhibit C of the Loan Agreement is replaced in its entirety with Exhibit C attached hereto. From and after the First Amendment Effective Date, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit C attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms,

except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a fully earned, non-refundable, amendment fee in an amount equal to Twenty-Two Thousand Seven Hundred Seventy-Seven and  78⁄100 Dollars ($22,777.78), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:		BORROWER:

SILICON VALLEY BANK		APIGEE CORPORATION

By:	/s/ Sean Thompson	By:	/s/ Tim Wan
Name:	Sean Thompson	Name:	Tim Wan
Title:	VP	Title:	CFO

[Signature Page to First Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT B - BORROWING BASE CERTIFICATE

Borrower: Apigee Corporation

Lender: Silicon Valley Bank

Commitment Amount: $25,000,000 (with up to $7,500,000 available under Non-Formula Sublimit)

ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of	$
2. Additions (Please explain on next page)	$
3. Less: Intercompany / Employee / Non-Trade Accounts	$
4. NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5. 90 Days Past Invoice Date	$
6. Credit Balances over 90 Days	$
7. Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	$
8. Foreign Account Debtor Accounts (other than Eligible Foreign Accounts up to greater of (i) 30% of Eligible Foreign Accounts or (ii) $6,000,000)	$
9. Foreign Invoiced and/or Collected Accounts	$
10. Contra / Customer Deposit Accounts	$
11. U.S. Government Accounts	$
12. Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
13. Accounts with Memo or Pre-Billings	$
14. Contract Accounts; Accounts with Progress / Milestone Billings	$
15. Accounts for Retainage Billings	$
16. Trust / Bonded Accounts	$
17. Bill and Hold Accounts	$
18. Unbilled Accounts	$
19. Non-Trade Accounts (If not already deducted above)	$
20. Accounts with Extended Term Invoices (Net 90+)	$
21. Chargebacks Accounts / Debit Memos	$
22. Product Returns / Exchanges	$
23. Disputed Accounts; Insolvent Account Debtor Accounts	$
24. [Reserved]	$
25. Concentration Limits (25%)	$
26. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

27. Eligible Accounts [#4 minus #26]	$
28. ELIGIBLE AMOUNT OF ACCOUNTS [80% of #27]	$

BALANCES
29. Maximum Loan Amount under Revolving Line		$25,000,000
30. Present outstanding principal balance of all Non-Formula Advances (not to exceed $7,500,000)	$
31. Maximum Loan Amount available after reduction of outstanding Non-Formula Advances [#29 minus #30]	$
32. Total Funds Available [Lesser of #31 or #28]	$
33. Present outstanding principal balance of all Formula Advances	$
34. RESERVE POSITION FOR FORMULA ADVANCES [#32 minus #33]	$

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

By:
Authorized Signer

Date:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:
Verified:
AUTHORIZED SIGNER

Date:
Compliance Status: Yes No

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:	APIGEE CORPORATION

The undersigned authorized officer of Apigee Corporation (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Periodic financial statements with Compliance Certificate (“CC”)

Within 45 days after the last day of each (i) fiscal quarter when Borrower’s Adjusted Quick Ratio is greater than

or equal to the AQR Threshold and there are no

outstanding Advances, and (ii) month at all other times

Yes No
Bookings Report	Within 45 days after the last day of each fiscal quarter	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	With next Compliance Certificate	Yes No
Borrowing Base Certificate; A/R & A/P Agings

Within 45 days after the last day of each (i) fiscal

quarter when Borrower’s Adjusted Quick Ratio is greater

than or equal to the AQR Threshold and there are no

outstanding Advances, and (ii) month at all other times

Yes No
Annual Board Approved financial projections	Annually within 7 days after board approval or more frequently as updated	Yes No

Financial Covenants	Required	Actual		Complies

Maintain (tested (i) quarterly when Borrower’s Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances, and (ii) monthly at all other times):
Adjusted Quick Ratio	>1.75:1.00		:1.00	Yes No
Maintain (tested quarterly):
Minimum Revenue
Trailing 6 month period ending January 31, 2016	$35,000,000	$		Yes No
Trailing 9 month period ending April 30, 2016	$54,000,000	$		Yes No
Trailing 12 month period ending July 31, 2016	$74,750,000	$		Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower (prior to the date on which an initial public offering of Borrower’s common stock has been consummated) and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

Have there been any 10-Q, 10-K and 8-K filings by Borrower with the SEC (or any Governmental Authority succeeding to any or all of the functions of the SEC), or distributed to its shareholders, as the case may be? If yes, provide copies of any such filings.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

APIGEE CORPORATION

By:

Name:

Title:

BANK USE ONLY
Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Adjusted Quick Ratio (Section 6.7(a) of the Loan Agreement)

Required: Tested as of the last day of each (i) fiscal quarter when Borrower’s Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances and (ii) monthly at all other times, an Adjusted Quick Ratio of at least 1.75 to 1.00.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash not subject to any Lien securing Indebtedness	$

B.	Aggregate value of Borrower’s Cash Equivalents	$

C.	Aggregate value of net billed accounts receivable	$

D.	Quick Assets (the sum of lines A, B, and C)	$

E.	Aggregate value of all obligations and liabilities of Borrower to Bank	$

F.	Without duplication to line E, the aggregate amount of obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all Subordinated Debt, that mature within one year	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Aggregate value of all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue	$

I.	Adjusted Quick Ratio (line D divided by line G, minus H)		:

Is line I at least 1.75 to 1.00?

No, not in compliance	Yes, in compliance

[Schedule 1 to Exhibit C]

II. Minimum Revenue (Section 6.7(b) of the Loan Agreement)

Required: Tested as of the last day of each fiscal quarter, minimum revenue under GAAP, measured for the trailing period specified below, of at least the following amounts at the following times:

Trailing Period	Minimum Revenue
Trailing 6 month period ending January 31, 2016	$35,000,000
Trailing 9 month period ending April 30, 2016	$54,000,000
Trailing 12 month period ending July 31, 2016	$74,750,000

Actual:

A.	Revenue	$

Is the value of line A equal to or greater than the required amount?

No, not in compliance	Yes, in compliance

[Schedule 1 to Exhibit C]